Exhibit 10.18.2

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
This First Amendment to Revolving Credit Agreement (this "Amendment") is entered into as of April 1, 2014, by REGIONS BANK, an Alabama banking corporation ("Lender"), and RJ SECURITIES, INC., a Florida corporation ("Borrower").
RECITALS:
A.    Lender and Borrower previously executed that Revolving Credit Agreement, dated as of November 14, 2012 (the "Credit Agreement"); and
B.    The parties wish to amend the Credit Agreement in certain respects;
NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1.Definitions. As used below in this Amendment, capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
2.    Amendments to Credit Agreement. The definition of "Eligible Auction Rate Securities Value" in Section 1.1 of the Credit Agreement is hereby amended by adding the following language as an additional and final paragraph:
Notwithstanding the foregoing, commencing March 31, 2014, and thereafter for as long as Borrower does not request a Subsequent Advance, neither of the Collateral Valuation Dates of March 31, 2014 or September 30, 2014 shall trigger any requirement that Borrower obtain a Third-Party Appraisal, and the relevant Eligible Auction Rate Securities Value may instead be determined by Borrower internally in accordance with Section (c) above in this definition. If, on or after March 31, 2014, Borrower requests a Subsequent Advance that would cause the aggregate principal amount of the Loan outstanding to exceed the sum of $5 million, then, as an additional condition to such Subsequent Advance, Borrower shall deliver to Lender a Third-Party Appraisal prepared as required by Section (b) above in this definition, as of the most recent preceding Collateral Valuation Date.
3.    No Events of Default. Borrower acknowledges, warrants, and represents that, as of the effectiveness of this Amendment, no Event of Default or Default exists under the Loan Documents.
4.    Borrower's Affirmation of the Loan Documents. Borrower acknowledges, warrants, and represents that (i) its obligations to pay the Obligations pursuant to the Loan Documents are absolute and unconditional, and, after giving effect to this Agreement, there exists no right of deduction, setoff, recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations, and (ii) the Loan Documents are valid and enforceable against Borrower in accordance with their terms (subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws) and grant valid and perfected security interests and liens in the collateral described therein with the priority required by the Loan Documents.
5.    Conditions Precedent. Borrower shall deliver the following to Lender, in form and substance acceptable to Lender and its counsel, as conditions to the effectiveness of this Amendment:
(i) this Amendment;
(ii) Out-of-State Affidavits (Part I) transmitting counterparts hereof signed by Borrower and by Raymond James Financial, Inc., as guarantor, respectively, and of a Modification Closing Statement signed by Borrower; and

119

(iii) payment of the reasonable fees and expenses of Lender's counsel with respect to this Amendment as stated in the Modification Closing Statement included in Borrower's document transmittal to Lender.
6.    Release. As an inducement to Lender to enter into this Amendment, Borrower hereby releases Lender from any claim, defense, or right of setoff, known or unknown, that Borrower may have against Lender as of the execution of this Amendment arising from or related to the Loan Documents or the Obligations, except that Lender's duties of future performance under the Loan Documents, as amended hereby, are not released.
7.    Construction of Agreement. This Amendment has been reviewed fully by the parties with benefit of counsel and shall not be construed against a party as author.
8.    Assignment. This Amendment shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of Borrower and Lender, except that Borrower may not assign any rights or delegate any obligations arising hereunder without the prior written consent of Lender. Any attempted assignment or delegation without such required prior consent shall be void.
9.    Entire Agreement. This Amendment and the other Loan Documents represent the entire agreement of the parties concerning the subject matter hereof, and all oral discussions and prior inconsistent agreements are merged herein. In the event of an inconsistency between this Amendment and the provisions of the other Loan Documents, the provisions of this Amendment shall control.
10.    Applicable Law. This Amendment shall be governed by the substantive laws (excluding conflicts principles) of the State of New York.
11.    Jurisdiction; Venue; Waiver of Jury Trial; Etc. All matters of submission to jurisdiction, venue, waiver of jury trial, and other general matters shall be determined as provided in the Credit Agreement.
12.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and may be delivered electronically by facsimile or .pdf image; provided, however, that Borrower shall also promptly forward to Lender an executed original hereof.
[signatures follow]

120

This First Amendment to Revolving Credit Agreement is executed as of the date first written above.
LENDER:

REGIONS BANK

By:    /s/ Martha T. Lanahan
Name:    Martha T. Lanahan
Title:    Executive Vice President

BORROWER:

RJ SECURITIES, INC.

By:    /s/ Donald F. Gregory
Name:    Donald F. Gregory
Title:    Vice President and Assistant Treasurer

REAFFIRMATION OF GUARANTY AGREEMENT
The undersigned reaffirms the continued effect of that Guaranty Agreement executed by the undersigned, dated as of November 14, 2012, in favor of Regions Bank, by which the undersigned guarantees the "Obligations" as defined in the "Credit Agreement" (as defined above) as amended by the foregoing First Amendment to Revolving Credit Agreement.
Executed as of the date first written above.
RAYMOND JAMES FINANCIAL, INC.
By:    /s/ John C. Carson, Jr.
Name:    John C. Carson, Jr.
Title:    President

121